Exhibit 10.1

VIA ELECTRONIC MAIL

September 9, 2022

Elisabeth Leiderman

[Address]

[Address]

[Address]

Dear Lis:

As we have discussed, your employment with Decibel Therapeutics, Inc. (the “Company”) will end effective October 7, 2022 (the “Separation Date”). As we also discussed, if you (a) sign and return this letter agreement to me by September 16, 2022; (b) sign the Additional Release attached hereto as Attachment A (the “Additional Release”) in a timely manner as described therein and do not timely revoke the Additional Release (as described below), and (c) comply with the terms and conditions set forth herein, the Company will provide you with the severance benefits set forth in paragraph 2 below. By timely signing and returning this letter agreement and timely signing, returning, and not revoking the Additional Release, you will be entering into binding agreements with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3 and set forth in the Additional Release. Therefore, you are advised to consult with an attorney before signing this letter agreement and the Additional Release and you have been given a reasonable amount of time do so with respect to this letter agreement and at least twenty-one (21) days to do so with respect to the Additional Release. If you sign the Additional Release, you may change your mind and revoke the Additional Release during the seven (7) day period after you have signed it (the “Revocation Period”) by notifying me in writing.

Although your receipt of the severance benefits is expressly conditioned on your timely entering into this letter agreement and the Additional Release (and not timely revoking the Additional Release), the following will apply regardless of whether or not you do so:

•
As of the Separation Date, all salary payments from the Company (except for your final paycheck) will cease and any benefits you had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law.
•
You will receive payment for your final wages no later than the next regularly scheduled pay date following the Separation Date.
•
You will continue to be covered by the Company’s health insurance plans through the Separation Date, after which you may, if eligible, elect to continue receiving group health insurance at your own cost pursuant to the “COBRA” law. Please consult the COBRA materials to be provided under separate cover for details regarding these benefits.
•
You are obligated to keep confidential and not to use or disclose any and all non-public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, except as otherwise permitted by paragraph 8 below. Further, you remain subject to your continuing confidentiality, non-solicitation, and invention assignment obligations to the Company as set forth in the Employee Confidentiality, Noncompetition and Assignment Agreement you previously executed for the benefit of the Company, which remains in full force and effect.
•
You must return to the Company within five business (5) days of the Separation Date all Company property.

•
You will have three (3) months following the Separation Date to exercise the portion of the stock options granted to you under the Company’s 2015 Stock Incentive Plan that were vested as of the Separation Date. After that three (3) month period, such stock options will expire and you will no longer have any rights with respect thereto. Any stock options and restricted stock units granted to you under the Company’s 2021 Stock Incentive Plan that remain unvested at the time of the Separation Date will expire and be forfeited to the Company as of the Separation Date, except as provided herein.

If you timely sign and return this letter agreement, the following terms and conditions will also apply:

1.
Separation Date; Transition Period – Your effective date of separation from the Company will be October 7, 2022 (the “Separation Date”). Between the date hereof and the Separation Date (the “Transition Period”), you will not be required to report to work but agree to make yourself reasonably available, upon reasonable notice, if needed by the Company to assist with the transition of your duties. During the Transition Period, the Company will pay you your regular base salary and you will continue to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans). Notwithstanding the foregoing, the Company retains the right to immediately terminate your employment with “Cause” (as defined in your offer letter dated September 9, 2020 (the “Offer Letter”)) prior to the Separation Date and, in such event, the date of such earlier termination shall become the Separation Date. In the event the Company terminates your employment for Cause or you resign from employment prior to October 7, 2022 (unless otherwise agreed to by the Company in connection with such resignation), you will not be eligible to receive the severance benefits nor will you receive any further salary payments, benefits, or other compensation from the Company following your termination of employment.
2.
Severance Benefits – If you timely sign and return this letter agreement and the Additional Release and do not revoke the Additional Release during the Revocation Period, the Company will provide you with the following severance benefits (the “severance benefits”):
a.
Severance Pay. The Company will pay to you $300,000, less all applicable taxes and withholdings, as severance pay (an amount equivalent to nine (9) months of your current base salary). This severance pay will be paid in installments over a nine (9) month period in accordance with the Company’s regular payroll practices, but in no event shall payments begin earlier than the Company’s first payroll date following your timely execution and return of the Additional Release and the expiration of the Revocation Period.
b.
COBRA Benefits. Should you timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, until the earlier of (x) the date that is nine (9) months following the Separation Date, and (y) the date on which you obtain alternative coverage (as applicable, the “COBRA Contribution Period”), continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on your behalf immediately prior to the Separation Date. If applicable, the remaining balance of any premium costs shall timely be paid by you on a monthly basis, as long as, and to the extent that, you remain eligible for COBRA continuation. You agree that, should you obtain alternative medical and/or dental insurance coverage prior to the date that is nine (9) months following the Separation Date, you will so inform the Company in writing within five (5) business days of obtaining such coverage.
c.
Change in Control. In the event that a Change in Control (as defined in your Severance and Change in Control Benefits Agreement dated August 13, 2021 (the “Severance and Change in Control Benefits Agreement”)) occurs on or prior to January 7, 2023, then (i) the total amount payable to you as severance pay under paragraph (a) of this paragraph 2 shall be increased to $400,000 (an amount equivalent to twelve (12) months of your current base salary) and such severance pay will be paid in installments over a twelve (12) month period rather than the nine (9) months currently provided in accordance with the Company’s regular payroll practices; (ii) the period in clause (x) of the definition of COBRA Contribution Period above shall be extended to twelve (12) months following the Separation Date; (iii) the Company will pay to you an additional $122,302, less all applicable taxes and withholdings, as additional severance pay (an amount equal to your pro rated target bonus for 2022), which amount shall be paid in installments together with the severance pay provided for by paragraph (a) as modified by clause (i); (iv) the Company will pay to you an additional $160,000 (an amount equal to 100% of your target bonus for 2022), less all applicable taxes and withholdings, in a single lump-sum cash payment on the later of the Payment Date (as defined in the Severance and Change in Control Benefits Agreement) and the closing of the Change in Control; and (v) all of your then-outstanding and unvested equity awards will vest and become fully exercisable or non-forfeitable on the later of the Separation Date or immediately prior to the closing of the Change in Control, and otherwise will continue to be dictated by the terms of the applicable award agreements.

Other than as set forth in this paragraph 2, you are not and will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company following the Separation Date, including, without limitation, under the terms of your Offer Letter. It is the intent of the parties to honor the terms of your Severance and Change in Control Benefits Agreement, and to the extent there are any discrepancies between the severance and change of control benefits expressed herein and those that you are entitled to under the Severance and Change in Control Benefits Agreement, the terms of the Severance and Change in Control Benefits Agreement shall govern. The Definitions of Paragraph 3 of the Severance and Change in Control Benefits Agreement, including but not limited to the Definition of a Change in Control in Paragraph 3.c of the Severance and Change in Control Benefits Agreement are incorporated herein by reference.

3.
Release of Claims – In consideration of your continued employment through the Separation Date and your eligibility to receive the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all claims arising out of the New York Human Rights Law, N.Y. Exec. Law § 290 et seq., the New York Civil Rights Law, N.Y. Civ. Rights Law § 1 et seq., N.Y. Civ. Rights Law § 47-a (New York disability discrimination law), N.Y. Civ. Rights Law § 48 et seq. (New York genetic disorder discrimination law), N.Y. Lab. Law § 201-c (New York adoption leave law), N.Y. Lab. Law § 206-b (New York maternity leave law), N.Y. Lab. Law §§ 202-a, 202-b, 202-j et seq. (New York organ, bone marrow, and blood donation leave law), N.Y. Lab. Law § 190 et seq. (New York wage payment laws), N.Y. Lab. Law § 194 (New York equal pay law), The New York Minimum Wage Act, N.Y. Lab. Law § 650 et seq., N.Y. Workers’ Comp. Law, § 200 et seq. (New York disability benefits law and paid family leave benefits law), N.Y. Lab. Law § 740 (New York whistleblower protection law), New York City Human Rights Law, N.Y.C. Admin. Code § 8-101 et seq., and the New York City Earned Sick Time Act, N.Y.C. Admin. Code § 20-911 et seq., all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to your Offer Letter); all claims to any non-vested ownership interest in the Company, contractual or otherwise (except as otherwise provided in this Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Notwithstanding the foregoing, you are NOT releasing any claims you may have arising under any Directors & Officers or other liability policies of the Company involving any rights you may have under such policies.
4.
Continuing Obligations – You acknowledge and reaffirm your confidentiality and nondisclosure obligations discussed on page 1 of this letter agreement, as well as your continuing confidentiality, non-solicitation, and invention assignment obligations to the Company as set forth in the Employee Confidentiality, Noncompetition and Assignment Agreement, which survive your separation from employment with the Company.
5.
Non-Disparagement – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition. The Company understands and agrees that Laurence Reid, John Lee, Anna Trask and each of the directors of the Company will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding you, excepting only internal statements made for the purpose of conducting business.
6.
Company Affiliation – You agree that, following the Separation Date, you will not hold yourself out as an officer, employee, or otherwise as a representative of the Company, and you agree to update any directory information that indicates you are currently affiliated with the Company. Without limiting the foregoing, you confirm that, within five (5) days following the Separation Date, you will update any and all social media accounts (including, without limitation, LinkedIn, Facebook, Twitter and Four Square) to reflect that you are no longer employed by or associated with the Company.
7.
Confidentiality – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, the terms and contents of this letter agreement and the Additional Release, and the contents of the negotiations and discussions resulting in this letter agreement and the Additional Release, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.
8.
Scope of Disclosure Restrictions – Nothing in this letter agreement, the Additional Release, or elsewhere, prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9.
Cooperation – You agree that, to the extent permitted by law, you shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, upon reasonable notice and at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.
10.
Amendment and Waiver – This letter agreement and the Additional Release shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement and the Additional Release are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this letter agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
11.
Validity – Should any provision of this letter agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement or the Additional Release.
12.
Nature of Agreement – You understand and agree that this letter agreement, including the Additional Release, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.
13.
Acknowledgments and Voluntary Assent – You acknowledge that you have been given a reasonable amount of time to review this letter agreement and at least 21 days to review the Additional Release and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing them. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign either this letter agreement or the Additional Release, and that you fully understand the meaning and intent of each. You further state and represent that you have carefully read this letter agreement and the Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
14.
Applicable Law – This letter agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the Additional Release or the subject matter of each. You further hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this letter agreement or the Additional Release.
15.
Entire Agreement – This letter agreement, including the Additional Release, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith.
16.
Tax Acknowledgement – In connection with the severance benefits provided to you pursuant to this letter agreement, including the Additional Release, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the severance benefits set forth in paragraph 2 of this letter agreement.

If you have any questions about the matters covered in this letter agreement or the Additional Release, please call me or Anna Trask.

Very truly yours,
By:	/s/ Laurence Reid
Laurence Reid
Chief Executive Officer

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this letter agreement, and I have chosen to execute this on the date below. I understand that I must also timely enter into the Additional Release attached hereto in order to receive the severance benefits described herein.

/s/ Elisabeth Leiderman	September 12, 2022
Elisabeth Leiderman	Date

To be returned by September 16, 2022.

ATTACHMENT A

Additional Release

1. Release of Claims – In consideration of the benefits described in the Letter Agreement to which this Additional Release is attached, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all claims arising out of the New York Human Rights Law, N.Y. Exec. Law § 290 et seq., the New York Civil Rights Law, N.Y. Civ. Rights Law § 1 et seq., N.Y. Civ. Rights Law § 47-a (New York disability discrimination law), N.Y. Civ. Rights Law § 48 et seq. (New York genetic disorder discrimination law), N.Y. Lab. Law § 201-c (New York adoption leave law), N.Y. Lab. Law § 206-b (New York maternity leave law), N.Y. Lab. Law §§ 202-a, 202-b, 202-j et seq. (New York organ, bone marrow, and blood donation leave law), N.Y. Lab. Law § 190 et seq. (New York wage payment laws), N.Y. Lab. Law § 194 (New York equal pay law), The New York Minimum Wage Act, N.Y. Lab. Law § 650 et seq., N.Y. Workers’ Comp. Law, § 200 et seq. (New York disability benefits law and paid family leave benefits law), N.Y. Lab. Law § 740 (New York whistleblower protection law), New York City Human Rights Law, N.Y.C. Admin. Code § 8-101 et seq., and the New York City Earned Sick Time Act, N.Y.C. Admin. Code § 20-911 et seq., all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to your Offer Letter); all claims to any non-vested ownership interest in the Company, contractual or otherwise (except as otherwise provided in your Letter Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Notwithstanding the foregoing, you are NOT releasing any claims you may have arising under any

Directors & Officers or other liability policies of the Company involving any rights you may have under such policies.

2. Return of Company Property – You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, and that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and that you have not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

3. Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, and commissions, and, and that no other compensation is owed to you except as provided herein.

4. Acknowledgments – You acknowledge that you have been given at least twenty-one (21) days to consider this Additional Release, and that the Company advised you to consult with an attorney of your own choosing prior to signing this Additional Release. You understand that you may revoke this Additional Release for a period of seven (7) days after you sign it by notifying me in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this Additional Release, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

5. Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Additional Release, and that you fully understand the meaning and intent of this Additional Release. You state and represent that you have had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. You further state and represent that you have carefully read this Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the severance benefits, to which I acknowledge I would not be entitled if I did not enter into this Additional Release. I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke the Additional Release in seven (7) days.

Elisabeth Leiderman	Date

To be signed and returned within five (5) business days following your Separation Date.